Maximum Amount Equity Pledge Contract

Contract No.: [P2012M11SCSDQ0001-0006]

Pledgor (Party A): Fast More Limited

Domicile: RM 1401 14/F WORLD COMMERCE CENTRE HARBOUR CITY 7-11 CANTON ROAD TSIMSHATSUIKL	Postal Code:

Business Registration Certificate No.: 38814673-000-12-11-4

Tel.:	Fax:

Pledgee (Party B): CITIC Trust Co., Ltd.

Domicile: F/13, Capital Mansion, No.6, Xinyuan South Road, Chaoyang District, Beijing	Postal Code: 100004

Legal Representative: Pu Jian

Financial Institution for Deposit: Beijing Capital Mansion Branch, China CITIC Bank

Account No.: 7110210186800061319

Tel.: 010-84861327	Fax: 010-84861380

In order to ensure the performance of RMB Capital Loan Contract (Contract No.: P2012M11SCSDQ0001-0003), entered into between Chisen Electric Jiangsu Co., Ltd. (hereinafter referred to as the Debtor) and Party B, and Joint Repayment Contract (Contract No.: P2012M11SCSDQ0001-0012), entered into between the Debtor, Zhejiang Chisen Electric Co., Ltd. (hereinafter referred to as the Co-debtor or Target Company) and Party B, (The RMB Capital Loan Contract and Joint Repayment Contract are collectively referred to as the main contract) and the realization of Party B’s creditor's right, Party A is willing to provide a guarantee by way of the maximum amount equity pledge for the debt of the Debtor and Co-debtor under the main contract. Party A and B make and enter into this contract through the agreed consultation, so as to jointly observe.

Article I Basic Information of Principal Creditor's Right

1.1 The principal creditor’s right described hereby shall refer to the obligation of debt service of such trust loan that shall be issued by Party B to Party A of no less than Say RMB Two Hundred Million Only (In figure: ¥200,000,000.00 yuan) with 8%/year as the interest rate and three years as the loan term in accordance with the agreement of the main contract, which shall be undertaken jointly and separately by the obligor and Co-debtor to Party B.

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1.2 The specific information of the principal creditor’s right shall be subject to the agreement under the main contract.

1.3 The maximum amount of the maximum amount pledge guarantee under the Contract is two hundred million Yuan only (In figures: RMB 200,000,000.00).

1.4 Under one of the following circumstances, the principal creditor’s right guaranteed by the maximum mortgage under this contract shall be determined:

(1) The date that the last principal creditor’s right occurs, which is granted to Party B over the obligor and Co-debtor in accordance with the main contract;

(2) Where the new creditor’s right cannot occur;

(3) Where the mortgaged property is sealed up and detained;

(4) Where Party A is declared to be bankrupt or revoked;

(5) Other circumstance where the creditor’s right is determined in accordance with laws.

Article II Pledged Rights

2.1 Party A has pledged the rights as shown in the List of Pledged Rights under the Contract, i.e. 100% of equity of the Target Company held by Party A according to law.

2.2 In case of any discrepancy between the rights as shown in the List of Pledged Rights and the rights as indicated by the document of title, mortgage instrument or pledge certificate or pledge register book of registration authority actually received by Party B, the later shall be the pledged rights.

2.3 Where the pledged property replaces the new ownership or other rights certificate (proof), causing the discrepancy between “Pledged Property List” or other rights (pledge right) certificate or mortgage right document received by Party B and aforesaid new right certificate (proof) or the register of the registration authority, Party A shall not refuse to bear the guarantee responsibility by such reason.

2.4 Party A shall maintain the effectiveness and value of the pledged rights with the maximum prudence to prevent lapse or depreciation of the pledged rights as a result of exceeding the specified term or any other causes. In case of increase in the value of pledged rights, the increase shall also be used as the pledge guarantee for Party B’s creditor’s right.

2.5 The fruits of pledged rights shall be collected by Party B; as a part of pledged rights, fruits shall be used as the pledge guarantee for Party B’s creditor’s right but shall be preferentially used for repaying the expenses incurred by the collection of fruits.

2.6 In case the value of pledged rights has decreased or may decrease, which affects the realization of Party B’s creditor’s right, Party A shall provide new guarantee in accordance with the requirements of Party B.

Article II Scope and Period of Guarantee

3.1 The scope of pledge guarantee under the Contract shall be all the debts under the main contract, including but not limited to all the principal, interests (including compound interest and default interest), liquidated damages, compensation, other amounts payable by the Debtor and Co-debtor to Party B (including but without limitations to related handling charge, telecommunication fee and incidentals), and the expenses incurred from Party B’s realization of the creditor’s right and the right of guarantee (including but without limitations to legal cost, arbitration fee, expense of property preservation, travelling expense, execution fee, assessment fee, charge for auction, notarial fees, service fee, announcement fee and counsel fee etc.).

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3.2 The period of pledge guarantee under the Contract shall start from the date this contract takes effect to the expiration of the proceeding period of the creditor’s right of Party B under the main contract.

Article IV Registration or Delivery of Pledged Rights

4.1 Both parties shall go through the procedures of the registration of equity pledge under the Contract with the appropriate Company Registration Management Department within 3 working days from the effective date of the Contract. Party A shall hand over the mortgage instrument, original of pledge registration document and other certificates of rights to Party B on the completion date of pledge registration.

The pledge under the Contract shall be set from the date on which the pledge registration formalities under the previous articles are completed.

4.2 In case the realization of pledge requires a third party to carry out obligations, Party A shall inform the third party about the facts of pledge in writing.

4.3 If the Debtor and Co-debtor have repaid all the principal and interests of loan to Party B according to the terms and amount under the main contract, Party A is entitled to require Party B to return the certificate of pledged rights after payment of all expenses payable by Party A under the Contract. When Party B returns the certificate of pledged rights, Party A shall conduct site acceptance. Any objections shall be proposed on site, otherwise Party A shall be deemed to have no objections; if the pledge registration has been transacted, Party B shall promptly transact pledge registration cancellation or endorsement together with Party A.

Article V Effectiveness of Pledge Contract

This contract shall be the accessory contract of the main contract. Where the contract for principal creditor’s right and debts is invalid, this contract shall be invalid unless otherwise specified by laws. After it is identified that this contract is invalid, in case, the Debtor and Co-debtor are in default, they shall bear the corresponding civil liabilities respectively in accordance with their own faults.

In case a certain article or part contents of such article hereunder are or will be invalid, such invalid article or invalid part shall in no case affect the validity of other articles or other contents of such article hereunder.

Article VI Modification of Main Contract

6.1 If Party A and the Debtor and Co-debtor agree to modify the articles of the main contract(including but without limitations to modification of the currency for repayment, repayment method, loan account number, repayment account number, the use plan of the loan, repayment plan, value date, expiration date, modification of the starting date or deadline of the term of the debt performance without extending the term of the debt performance, prolonging the term of the debt performance in accordance with the agreement or addition of the amount of the principal of the creditor’s right),, Party A shall undertake the liability to guarantee for the debt under the main contract after changes without obtaining Party A’s consent.

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If Party B and the Debtor and Co-debtor agree to extend the term of debt performance or increase the principal amount of creditor’s right without prior consent of Party A, Party A shall only undertake the liability to guarantee for the debut under the main contract before changes as agreed in the Contract.

6.1 The guarantee responsibility of Party A shall not be reduced or exempted due to the occurrence of any of the following circumstances:

(1) Where Party B or the Debtor and Co-debtor has the restructuring, merge, consolidation, division, addition or reduction of capital, join venture, joint operation, name change or other circumstances;

(2) Where Party B assigns the third party to perform its obligations under the main contract.

6.3 In case the creditor’s right under the main contract is transferred to the third party, Party A shall assist with Party B and such third party to handle the procedures of the mortgage modification registration as required by the laws.

6.4 Where the transfer of the creditor’s right or debts under the main contract fails to take effect, or is invalid, revoked or removed, Party A shall still bear the guarantee responsibility to Party B in accordance with the provisions hereof.

Article VII Limitations on the Disposal of Pledged Rights by Party A

7.1 Without the written consent of Party B, Party A shall not dispose all or part of the pledge rights in any form, including but not limited to abandon, grant, transfer, contribution and repeat guarantee.

7.2 Without the written consent of Party B, the payment obtained by Party A from the disposal of the pledged rights or other payments shall be deposited into the account designated by Party B. Party B has the right to choose any method as agreed in Article 8.2 (2) – (4) under the Contract to dispose the said payment(s) and Party A shall assist in the relevant formalities.

7.3 Within the validity of the Contract, if any act of Party A is sufficient to cause decrease in the value of pledged rights, Party A shall inform Party B about the losses in writing within fifteen days from the date of the act and Party B is entitled to request Party A to stop its act. In case the decrease in the value of pledged rights is caused by the act of Party A or a third party, Party B shall be entitled to request Party A to restore the value of pledged rights or provide new guarantee as recognized by Party B in writing.

7.4 Within the validity of the Contract, Party A shall not gift the pledged rights without the written consent of Party B. The prior written consent of Party B is a prerequisite for Party A to re-pledge or transfer the pledged rights under the Contract in any other forms.

7.5 Within the validity of the Contract, Party A shall promptly inform Party B about the adverse impacts or possible adverse impacts on the pledged rights which Party A has known or shall have known, including but not limited to conversion, reorganization, combination, division, joint-stock reform, joint venture, cooperation, joint operation, contracting, leasing, changes in business scope and registered capital, involvement in material economic disputes, disputes on the ownership of pledged rights, declared bankruptcy, termination of business, out of business, dissolution, revoked business license, revocation, etc. of Party A. In case the disposal of pledged rights or changes in ownership is involved, it shall also be subject to the prior written consent of Party B.

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Article VIII Interference of Third Party

8.1 In case of cancellation, confiscation, mandatory recall, attaching, freezing, seizure, supervision, deduction, auction, forced possession, damage, or other disposals of the pledge rights (or chattel under the pledge rights) by the state or other third parties, Party A shall immediately notify Party B, and promptly take stop, exclusion or remedial measures to prevent further losses; if Party B has requests, Party A shall provide new guarantee as required by Party B.

8.2 Within the validity of the Contract, in case of decrease in the value of pledged rights or the circumstances of the pledged rights under the preceding clause, the remaining pledge rights shall still be used as the pledge guarantee for Party B’s creditor’s right. Any compensation or indemnity obtained by Party A due to the above reasons shall be deposited into the account designated by Party B. Party B has the right to choose any of the following methods to deal with the said money, Party A shall assist in the relevant formalities:

(1) For repairing the properties under the pledged rights to restore their value with the consent of Party B;

(2) For repayment or advance repayment of the principal and interests of the debt and relevant expenses under the main contract;

(3) For provision of pledge guarantee for the debt under the main contract;

(4) For disposal by Party A provided that Party A provides new guarantee satisfying the requirements of Party B.

Article IX Expiry of Pledged Rights Prior to the Debt under the main contract

Pledge under the Contract and fruits of pledged equity

The fruits of pledged equity under the previous articles refer to the increased pledged equity during the term of pledge as a result of converting capital reserve into share capital and distribution of profits by means of converting surplus capital reserve into share capital or bonus issue with the undistributed profits by the Target Company holding pledged rights of Party A, and the dividend obtained due to cash distribution implemented by the Target Company holding pledged rights of Party A.

In relation to the dividend obtained due to cash distribution implemented by the Target Company holding pledged rights of Party A, Party B is entitled to dispose with any of the following methods and Party A shall assist in relevant formalities:

(1) Use dividend to set deposit receipt pledge or deposit pledge;

(2) Use dividend for repayment or advance repayment of the debt under the main contract;

(3) The dividend shall be at the disposal of Party A after the provision of new guarantee satisfying the requirements of Party B by Party A.

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Article X Realization of Pledged Rights

10.1 In case the Debtor and the Co-debtor fail to perform the due debts under the main contract or the pre-due debts as announced, or violate other agreements, Party B shall have the right to dispose of the pledged rights. Party A agrees that Party B has the right to dispose of the pledged rights in discount, sales, auction, and other ways.

10.2 The value of pledged rights as recorded in the “List of Pledged rights” under the Contract or otherwise agreed by both parties hereto (hereinafter referred to as the “provisional value”) shall not be indicated as the final value of pledged rights. Such final value shall be the net amount of proceeds obtained by Party B for disposing of the pledged rights minus various taxes and duties.

If the pledged rights are used to compensate Party B’s creditor’s right, the said provisional value shall not be used as a reference for the compensation of creditor’s right of Party B with the pledged rights. Then the value of pledged rights shall be determined by Party A and Party B through consensus or fair evaluation according to law.

10.3 After the proceeds obtained by Party B for the realization of pledged rights are used to pay expenses incurred in the sales or auction (including but not limited to the custodian fee, evaluation fee, auctioneer’s fee, transfer fee, taxes and duties, etc.), such proceeds shall be firstly used to settle debts under the main contract and residual proceeds shall be returned to Party A. Party A agrees that if there are still residual proceeds after the debts under the main contract are paid off, the residual proceeds shall be firstly used to repay other creditor’s rights of Party B.

10.4 In case Party A is the Debtor and the Co-debtor, Party B may apply for compulsory execution of properties except Party A’s pledged rights under the precondition of not waiving the pledged rights or preferentially disposing of pledged rights.

10.5 Party A shall not hinder Party B to realize the pledged rights in any ways (including act or omission).

10.6 No matter whether Party B has other guarantees (including but not limited to warranty, mortgage, pledge, letter of guarantee, stand-by letter of credit and other guarantee methods) for creditor’s rights under the main contract, when other guarantees aforesaid come into existence, whether other guarantees aforesaid are valid, whether Party B claims for rights against other guarantors, whether any third party contents to bear partial or full debts under the main contract, whether other guarantees are provided by the Debtor and the Co-debtor themselves, Party A’s guarantee liability under the Contract shall not be mitigated or exempted therefore and Party B may directly require Party A to undertake his guarantee liability within the guarantee scope according to the agreed clauses under the Contract and Party A shall not raise any objections.

10.7 If Party A only provides the guarantee for partial debts under the main contract, Party A agrees that, even partial debts under the main contract are subject to extinction due to the settlement of the Debtor and the Co-debtor, realization of other guarantee rights of Party B or any other reasons, Party A shall still undertake the guarantee liability for existing bets within the guarantee scope according to the agreed clauses under the Contract.

10.8 If Party A only provides the guarantee for partial debts under the main contract and fails to fully settle debts under the main contract after undertaking his guarantee liability, Party A promises that his claim (including exercising beforehand) for subrogation right or right of recourse against the Debtor and the Co-debtor or other guarantor shall not harm any interests of Party B and agrees that the settlement of debts under the main contract shall be in preference to the realization of his subrogation right or right of recourse.

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Specifically, prior to the full settlement of the creditor’s right of Party B,

(1) Party A contents not to claim the subrogation right or right of recourse against the Debtor and the Co-debtor. If Party A realizes aforesaid rights for any reason, Party A shall preferentially use such proceeds to pay off unsettled creditor’s right of Party B;

(2) With regard to the debts under the main contract, if there is guarantee for the property right, Party A contents not to claim for rights against the guaranteed property or proceeds obtained from disposition on the grounds of exercising the subrogation right or by virtue of any other reasons. Above guaranteed property and obtained proceeds shall be preferentially used to pay off unsettled creditor’s right of Party B;

(3) If the Debtor and the Co-debtor or other guarantors provide the counter guarantee for Party A, proceeds obtained by Party A according to aforesaid counter guarantee shall be preferentially used to pay off unsettled creditor’s right of Party B.

10.9 If the main contract is invalid, ineffective, void, partially void or cancelled and terminated and Party A is not the Debtor and the Co-debtor, Party A shall undertake the joint liability together with the Debtor and the Co-debtor for debts arising from the restitution of property or loss compensation of the Debtor and the Co-debtor within the guarantee scope as agreed in the Contract.

10.10 Party A has fully realized the interest rate risk. If the repayable interest rate, default interest and compound interest of the Debtor and the Co-debtor are increased as Party B adjusts the interest rate level and the way of interest accrual or settlement according to the agreed clauses in the main contract or the changes in the national interest rate policies, Party A shall undertake the guarantee liability for the increased part.

Article XI Statement and Commitment of Party A

Party A makes following statements and commitments to Party B:

11.1 Party A is a legal entity registered according to the laws and regulations of Hongkong Special Administrative Region of the People's Republic of China. As of the date of concluding and signing the Contract, Party A is in a normal operating state and there is no any existing or reasonably predictable factor that may result in Party A’s incapability of normal operation within the guaranty period.

11.2 Party A is legally qualified to be a Guarantor. The guarantee behavior of Party A under the Contract is in compliance with the provisions of laws, administrative laws and regulations, regulations and Party A’s articles of incorporations or internal organization documents, and has obtained (or will obtain) the approval and authorization of internal competent authorities of the company and/or national competent authorities. Party A shall bear all responsibilities arising therefrom Party A’s ineligible signature in the Contract, including but not limited to the compensation for all losses incurred by Party B.

11.3 Party A acknowledges to have fully understood the assets, debts, business, credit and reputation status and so on of the Debtor and the Co-debtor, the matter whether the Debtor and the Co-debtor have the qualification and right as principal to sign the main contract and all contents of the main contract.

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11.4 Party A legally owns the pledged rights and enjoys the disposition right. The pledged rights do not belong to the non-negotiable and non-transferable properties and are not involved in any right deficits or right disputes.

11.5 There are no other co-owners for the pledged rights.

11.6 There is no any defect or burden that isn’t informed to Party B in written on the pledged rights (and the properties under the pledged rights), including but not limited to the circumstances that the pledged rights (and the properties under the pledged rights) have been restricted specific to transfer, supervised, rent out and retained, and that there are defaulted purchase money, maintenance costs, national taxes, damages, etc. in the pledged rights, or that the pledged rights have been guaranteed for a third party.

11.7 All materials and information (including but not limited to the pledged rights and right certificate) provided by Party A to Party B shall be accurate, authentic, complete and valid.

11.8 The pledge guarantee provided by Party A shall not damage the legitimate interests of any third party and violate the legal and agreed obligations of Party A.

11.9 If the realization of Party B’s pledged rights requires a third party to fulfill the obligation, Party A shall guarantee that the third party will not claim for offset, retention or any other defenses, and any agreement between the third party and Party A will not limit the obtainment of the pledged rights of Party B.

11.10 No matter whether Party A has signed or will sign a counter guarantee agreement or a similar agreement with the Debtor and the Co-debtor or other Guarantors under the main contract, the agreement will not legally or actually damage any right and interest of Party B under the Contract.

11.11 Party A agrees that Party B may inquire the credit status of Party A from the credit database established through the approval of People's Bank of China and Credit Investigation Competent Department, or from the relevant units and departments, and that Party B provides the information of Party A to the credit database established through the approval of People's Bank of China and Credit Investigation Competent Department. Party A shall also agree that Party B may reasonably use and disclose the information of Party A as required by the business of Party B.

11.12 For any default of Party A, Party B has the right to report the same to relevant departments or units and announce the default of Party A through news media.

11.13 Party A fully understands and agrees all clauses of main contract, and voluntarily provides pledge guarantee for the Debtor and the Co-debtor under the main contract. All declarations of intention of Party A under the Contract are authentic.

Article XII Liability for Breach of Contract

12.1 Where Party A violates any agreement or any obligation hereunder, or explicitly expresses or indicates by its actions that it refuse to perform any obligation hereunder, or the statement and commitment of Party A under Article XI hereof are untruthful, inaccurate, incomplete or intentionally misunderstood, Party B shall notify Party A in writing to correct such violations. In case Party A fails to correct the violations within 5 working days upon the date that Party B sends the above notification, Party B shall have the right to separately or jointly exercise the following rights:

(1) To require Party A to correct the violations within the limited time;

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(2) To require Party A to provide new guarantee;

(3) To require Party A to compensate the losses;

(4) To dispose the mortgaged property;

(5) To require Party A to pay the default fine equivalent to 30% of the amount of creditor’s right when Party A breaches the contract;

(6) Other remedial measures approved by laws.

Where the economic losses of Party B caused by the violations of Party A exceed the default fine, Party A shall pay the damages to Party B for the excess.

12.2 Party B shall have the right to choose any method agreed in Item (2) to (4) under Article 8.5 to dispose the money gained from disposal of the mortgaged property, and Party A shall assist with Party B to handle the relevant procedures.

12.3 In case due to the reasons of Party A, this Contract is invalid, or the right of mortgage fails to be created, or the value of the mortgaged property is reduced, or Party B fails to timely or fully realize the right of mortgage, Party B shall have the right to require Party A to repay for the guaranteed debt within the scope of guarantee agreed hereby.

13.4 In case Party B loses the mortgaged property right certificate delivered by Party A due to faults; or Party B fails to timely return the mortgaged property right certificate after the debt under the main contract has been fully repaid or fails to assist with Party A to handle the procedures of cancellation of the mortgage registration after the application of Party A, Party A shall have the right to take the following one or more measures:

(1) To require Party B to bear the expense of handling the mortgaged property right certificate;

(2) To require Party B to return the mortgaged property right certificate with the limited time or assist with Party A to cancel the mortgaged property registration.

Article XIII Law Application and Disputes Settlement

13.1 This Contract shall be governed by the laws, administrative regulations and departmental rules of the People's Republic of China.

13.2 All disputes arising from the conclusion, effectiveness, performance and interpretation hereof and in relation to this Contract shall be settled through consultations of both parties. In case no agreements reach or neither party is willing to settle the disputes through consultations, either party shall have the right to file a suit to the People’s Court with the jurisdiction where Party B locates.

Article IV Enforced Notarization

14.1 This Contract shall be the document of the creditor’s right with the effectiveness of enforcement through notarization. Party A promises that in case Party A fails to perform or incompletely performs the obligations hereunder, it shall voluntarily accept the enforcement of judicial authority without legal proceedings of first instance and/or second instance; Party B shall directly apply the enforcement for the People’s Court with the jurisdiction in accordance with the provisions of Article 214 (1) of Law of Civil Procedure and meanwhile Party A shall waive the right of defense.

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14.2 Both parties jointly confirm that both parties have the full and explicit knowledge of the regulations on the meaning, contents, procedure and effectiveness of the enforced notarization under the relevant laws, administrative regulations, departmental rules and regulatory documents.

14.3 In case Party A fails to perform or improperly performs the document of the creditor’s right with the effectiveness of enforcement through notarization, Party B shall notify Party A in writing to correct its violations within 5 working days upon the date of the sending of notification; otherwise Party B shall apply to the notary organs for issuance of the enforcement certificate, and Party A shall make the coordination to complete the procedure of verification in person in the notary organs upon the time notified by Party B. Party A shall make the commitment to full coordinate with the application action of Party B (including but without limitations to complete the procedure of verification in person in the notary organs upon the time notified by Party B in writing). In case after receipt of the written notification of Party B, Party A fails to timely perform the above obligations, Party A hereby confirms that under the circumstance of absence of Party A, after the notary organs performs and completes the verification through the internal procedure in accordance with application of Party B, it shall be equal that the notary organs completes the procedure of verification in person and Party A shall fully approve the legal consequences arising from such case.

14.4 The agreement in relation to the enforced notarization under Article XV shall be preferentially executed than that under Article XIV hereof (Law Application and Disputes Settlement).

14.5 Both parties hereof agree that Beijing Fangyuan Notary Office shall handle the legal procedures of the enforced notarization hereunder and issue the notarial certificate.

Article XV Other Articles

15.1 Reservation of Rights

The rights of Party B hereunder shall have no effects and eliminate any right it shall be entitled in accordance with the laws, regulations and other contracts. Any tolerance, grace, preference or delay to exercise any right hereunder due to breach of this Contract or delay shall not be deemed as a waiver of the rights and interests hereunder or approval or acceptance of any breach of this Contract, and will never effect, disturb and interrupt the continued exercise of such right or any exercise of other rights, and will cause Party B to bear no obligations and responsibilities of Party A.

Even though Party B fails to perform or delays to perform any right under the main contract or part application of any remedy under such main contract, the guarantee responsibility of Party A under the main contract shall never be reduced or exempted due to such case, but in case Party B reduces or exempts the debt under the main contract, the guarantee responsibility of Party A under the main contract shall be reduced or exempted correspondingly.

15.2 Continuity of obligation

All obligations and joint and several liabilities of Party A hereunder shall be continuous and shall have full binding force upon its successor, receiver, assignee and the subject after change of form of organization or name, combination or separation. Such obligations and liabilities shall never be affected by any dispute, claim and the legal proceeding and any directive of the superior units and any contract and document concluded between Party A under the main contract and any natural person or legal person or be changed due to the bankruptcy or reorganization of Party A, insolvency, deprivation of corporate capacity, change of the articles of association and any modification in essence.

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15.3 Dissolution and bankruptcy of the Debtor and the Co-debtor

After Party A knows the Debtor and the Co-debtor have entered into dissolution and bankruptcy procedures, Party A shall immediately inform Party B of declaring the creditor's right. At the same time, Party A can duly participate in the dissolution and bankruptcy procedures and exercise the right of recourse in advance.

As prescribed in Article 15.1 (2), during the bankruptcy procedures of the Debtor and the Co-debtor, if a reconciliation agreement is concluded between Party B and the Debtor and the Co-debtor or both of Party B and the Debtor and the Co-debtor agree the reformation plan, Party B’s rights under the Contract shall not be damaged due to reconciliation agreement and reformation plan and the guarantee liability of Party A shall not be reduced and exempted. Party A must not use conditions regulated in reconciliation agreement and reformation plan to go against the right claims of Party B. For the unredeemed creditor's right due to the concession for the Debtor and the Co-debtor by Party B in the reconciliation agreement and reformation plan, Party B still has right to require Party A to pay off the creditor's right.

15.4 Expenses Assumption

The following expenses shall be borne by Party A:

(1) The expense of the insurance, assessment, registration and notarization in relation to this Contract and the guarantee hereunder shall be borne by Party A.

(2) In case Party A breaches the Contract, all expenses arising from Party B realizing the creditor’s right and right of guarantee (including but without limitations to legal cost, arbitration fee, expense of property preservation, travelling expense, execution fee, assessment fee, charge for auction, notarial fees, service fee, announcement fee and counsel fee, etc.) shall be borne by Party A.

15.5 Notification

(1) Unless otherwise specified in this Contract, all notifications between both parties hereunder may be served by the special personnel, fax, express mail and E-mail.

Where the notification is served by the special personnel, the receiver shall sign or seal on the service return receipt, and the service date shall be deemed as the signing date by the receiver.

Where the notification is served by fax, the service date shall be the sending date of the fax.

Where the notification is served by the express mail, the service date shall be the third day upon the day of sending the express mail.

Where the notification is served by E-mail, the service date shall be the date that such E-mail is sent in to the designated system of the receiver (if the receiver designates the special system to receive the E-mail) or E-mail is sent in to any system of the receiver for the first time (if the receiver fails to designate the special system to receive the E-mail).

(2) Unless otherwise specified in this Contract, all notifications between both parties hereunder shall be served by fax, postal delivery, express delivery or other methods agreed by both parties to the following address:

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Send to Party A:

Address: No. 1188, Taihu Avenue, Changxing Economic Development Zone

Postal Code: 313100

Contact: Liu Chuanjie

Tel: 0572-6225888-8608

Fax: 0572-6267588

Send to Party B:

Address: F/13, Capital Mansion, No. 6, Xinyuan South Road, Chaoyang District, Beijing

Postal Code: 100004

Contact: Hao He

Tel: 010-84861327

Fax: 010-84861380

(3) In case the mailing address or contact information of either party has changed, it shall be immediately notified to the other party in writing form. The losses caused due to failure of immediate notification shall be borne by the changer of such mailing address or contact information.

15.6 This Contract shall go into effect upon signature or seal of name seal and common seal by the legal representatives or authorized representatives of both parties.

15.7 Any matter not covered herein shall be agreed separately by both parties as the appendix hereof. Any appendix, modification or supplementation hereof shall be an integral part hereof with the same legal effect with this contract.

15.8 This Contract shall be made in six copies, each party holding two. The remaining copies shall be used to handle the enforced notarization, mortgage registration and other relevant legal proceedings.

15.9 Party A has read all articles hereof. In accordance with the requirements of Party A, Party B has made the correspondent explanation of the articles upon this Contract. Party A has the full knowledge and understanding of the meaning and the corresponding legal consequences of the articles hereof.

Article XVI List of Pledged Rights

List of the Pledged Rights under the Contract is shown in the following:

List of Pledged Rights

Name of pledged rights	No. of right certificate and other relevant certificates	Par value (value)	Qty	Expiration date of right	Pledge amount set for other creditor’s rights (RMB 10,000 yuan)	Payer or delivery person	Remarks

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According to the Business License for Enterprise’s Legal Person (No.: 0959559) of Zhejiang Chisen Electric Co., Ltd., Zhejiang Chisen Electric Co., Ltd. obtained the Business License for Enterprise’s Legal Person as issued by Huzhou Administration for Industry and Commerce on February 25, 2002 and passed the annual survey of 2011. The registered capital of Zhejiang Chisen Electric Co., Ltd. is RMB 120 million yuan and the paid-in capital is RMB 120 million yuan. According to the archive for industry and commerce inquiry issued by Huzhou Administration for Industry and Commerce in 2012 and the Articles of Incorporation of Zhejiang Chisen Electric Co., Ltd., Party A has 100% equities of Zhejiang Chisen Electric Co., Ltd. and no pledged rights are assigned to such equities. Party A pledges the 100% equities of Zhejiang Chisen Electric Co., Ltd. as held by him to Party B and such pledge has been discussed and approved by the board of directors of Party A.

(Remainder of this page is intentionally left blank)

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Signature page of Maximum Amount Equity Pledge Contract [P2012M11SCSDQ0001-0006] (Remainder of this page is intentionally left blank)

Party A: Fast More Limited (official seal)

Legal representative or authorized representative (signature/ seal): /s/ Authorized Representative

Signed on: December 17, 2012

Party B: CITIC Trust Co., Ltd. (official seal)

Legal representative or authorized representative (signature/ seal): /s/ Authorized Representative

Signed on: December 17, 2012

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